SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary Proxy Statement.

Confidential, For Use of the SEC Only (as permitted by Rule 14a-6(e)(2)).

Definitive Proxy Statement.

Definitive Additional Materials.

Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

LIFEPOINT HOSPITALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[LIFEPOINT HOSPITALS, INC. LOGO]

Dear Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders, which is to be held on Tuesday, May 14, 2002, at 10:00 a.m., local time, at the Nashville City Center, 511 Union Street, 25th Floor, Nashville, Tennessee. The following pages contain the formal notice of the Annual Meeting and our proxy statement which describe the specific business to be considered and voted upon at the Annual Meeting.

         If you are unable to attend the Annual Meeting in person, the meeting will be simultaneously broadcast over the Internet. The listen-only web-simulcast of the meeting is available through our website, www.lifepointhospitals.com. The web-simulcast will be available for replay for thirty (30) days after the meeting.

         It is important that your shares be represented at the meeting. Whether or not you expect to attend in person, we would greatly appreciate your efforts to return the enclosed proxy as soon as possible. If you decide to attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

         We look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ KENNETH C. DONAHEY

KENNETH C. DONAHEY Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT
PLEASE COMPLETE, SIGN AND DATE THE
ENCLOSED PROXY CARD AND RETURN IT PROMPTLY.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
NOMINEES FOR ELECTION CLASS III – TERM WILL EXPIRE IN 2005
CONTINUING DIRECTORS
CLASS I – TERM WILL EXPIRE IN 2003
CLASS II – TERM WILL EXPIRE IN 2004
EMPLOYEE STOCK PURCHASE PLAN
AMENDMENT TO THE COMPANY’S 1998 LONG-TERM INCENTIVE PLAN
RATIFICATION OF INDEPENDENT AUDITORS
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT AND COMPLIANCE COMMITTEE REPORT
COMPARATIVE PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
STOCKHOLDER NOMINATIONS AND PROPOSALS
Appendix A
Appendix B

LIFEPOINT HOSPITALS, INC.
103 Powell Court, Suite 200
Brentwood, Tennessee 37027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held Tuesday, May 14, 2002

         Notice is hereby given that the annual meeting of Stockholders of LifePoint Hospitals, Inc. (the “Company” or “LifePoint”) will be held on Tuesday, May 14, 2002, at 10:00 a.m., local time, at the Nashville City Center, 511 Union Street, 25th Floor, Nashville, Tennessee (the “Annual Meeting”), for the following purposes:

(1)	To elect two nominees as Class III directors of the Company;

(2)	To approve the Company’s Employee Stock Purchase Plan;

(3)	To approve an amendment to the Company’s 1998 Long-Term Incentive Plan increasing the number of shares of Common Stock authorized thereunder from 7,125,000 to 9,625,000;

(4)	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2002 fiscal year; and

(5)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Only Stockholders of record at the close of business on March 25, 2002 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         The enclosed proxy statement contains more information regarding matters to be voted on at the Annual Meeting. Please read the proxy statement carefully.

Dated: April 15, 2002

By Order of the Board of Directors,

/s/ WILLIAM F. CARPENTER III

WILLIAM F. CARPENTER III Secretary

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED, POSTAGE-PAID ENVELOPE. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY SHOULD YOU WISH TO VOTE IN PERSON.

LIFEPOINT HOSPITALS, INC.

PROXY STATEMENT
for the
Annual Meeting of Stockholders
to be held May 14, 2002

         This proxy statement is furnished to the holders of common stock of LifePoint Hospitals, Inc. (the “Common Stock”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 14, 2002, at 10:00 a.m., local time, at the Nashville City Center, 511 Union Street, 25th Floor, Nashville, Tennessee, and at any adjournments or postponements thereof.

         Only the holders of Common Stock of record at the close of business on March 25, 2002 will be entitled to vote at the Annual Meeting. On such date, 39,385,416 shares of Common Stock were outstanding and entitled to vote. Each Stockholder is entitled to one vote per share held of record on the record date. This proxy statement and the accompanying proxy are first being mailed on or about April 15, 2002.

         A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Annual Meeting, the Stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting until a quorum shall be present or represented by proxy. Any meeting of Stockholders may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the meeting, by the officer of the Company presiding over the meeting, or by the Board of Directors.

         All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no specification is made, the proxies will be voted in the following manner:

(1)	FOR the election of both nominees as directors of the Company;

(2)	FOR the approval of the Company’s Employee Stock Purchase Plan;

(3)	FOR the approval of the proposed amendment to the Company’s 1998 Long-Term Incentive Plan; and

(4)	FOR ratification of the appointment of Ernst & Young LLP as independent auditors of the Company.

         Directors must be elected by a plurality of votes of the shares present (in person or by proxy) and entitled to vote at the Annual Meeting if a quorum is present. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting, but will not have the effect of voting in opposition to a director.

         All matters other than the election of directors will be determined based upon the vote of the majority of shares present (in person or by proxy) and entitled to vote at the Annual Meeting if a quorum is present. Abstentions will have the effect of a vote against such proposals. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares will be considered as present and entitled to vote with respect to that matter, but will not be counted in the number of votes cast “for” or “against” the matter.

         All expenses of the Annual Meeting, including the cost of soliciting proxies, will be paid by the Company. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons’ reasonable expenses in forwarding the proxy materials to their principals.

         Any Stockholder giving a proxy may revoke it by delivering a written notice of the revocation to the Secretary of the Company at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027 prior to the Annual Meeting, by submitting to the Company a more recently dated proxy or by attending the Annual Meeting and voting at any time before it is exercised.

ELECTION OF DIRECTORS

(Proposal 1)

         In accordance with the Company’s certificate of incorporation, the Board of Directors consists of six directors. The certificate of incorporation also provides that the Board of Directors shall be divided into three classes of as nearly equal size as possible. One-third of the directors are elected each year. Upon the recommendation of the Nominating Committee consisting entirely of independent directors, the Board of Directors has nominated the two individuals named below under the caption “Nominees for Election” for election as directors to serve until the Annual Meeting of Stockholders in 2005 or until their successors have been elected and qualified.

Required Vote

         Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The Company’s certificate of incorporation does not provide for cumulative voting and, accordingly, the holders of the Company’s Common Stock do not have cumulative voting rights with respect to the election of directors. Consequently, each Stockholder may cast one vote per share for each nominee. Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by the Board of Directors listed below. Should any nominee become unavailable for election, an event not now anticipated, shares covered by a proxy will be voted for a substitute nominee recommended by the Nominating Committee and selected by the current Board of Directors.

NOMINEES FOR ELECTION
CLASS III – TERM WILL EXPIRE IN 2005

Kenneth C. Donahey
Age — 51
Director since June 2001

         Kenneth C. Donahey has been the Chairman, Chief Executive Officer and President of LifePoint since his appointment to those positions on June 25, 2001. Mr. Donahey served as an Executive Vice President and Chief Financial Officer of LifePoint from March 4, 2001 until June 25, 2001 and as Senior Vice President and Chief Financial Officer from May 11, 1999 until March 4, 2001. From November 5, 1998 until May 11, 1999, Mr. Donahey served as Senior Vice President and Chief Financial Officer of the America Group of HCA Inc. Mr. Donahey served as Senior Vice President and Controller of HCA from April 1995 through November 4, 1998 and as Senior Vice President and Controller of Healthtrust, Inc. – The Hospital Company prior thereto.

Richard H. Evans
Age — 57
Director since June 2000

         Richard H. Evans serves as Chief Executive Officer of Evans Holdings, a real estate investment and real estate services company. Prior to forming Evans Holdings, Mr. Evans served as President and Chief Executive Officer for Huizenga Sports and Entertainment Group, a sports and entertainment ownership and management company, and President and Chief Operating Officer of Florida Panthers Holdings, a sports and entertainment ownership and management company, from November 1996 to April 1998. Prior to that time, he was Chief Operating Officer of Gaylord Entertainment Group, a diversified entertainment, communications and hospitality company, from April 1993 to October 1996.

CONTINUING DIRECTORS

         The persons named below will continue to serve as directors until the Annual Meeting of Stockholders in the year indicated or until their successors are elected and take office. Stockholders are not voting at this Annual Meeting on the election of Class I and Class II directors. The following shows the names, ages and principal occupations of each continuing director and the year in which each was first elected to the Board of Directors.

CLASS I – TERM WILL EXPIRE IN 2003

Ricki Tigert Helfer
Age — 57
Director since May 1999

         Since June 1997, Ricki Tigert Helfer has been a consultant in the field of International Banking. From January 2000 until August 2001, Ms. Helfer was an Associate Professor of Law at American University’s Washington College of Law. Ms. Helfer was a non-resident Senior Fellow at the Brookings Institution from February 1998 to July 1999. Prior to that time, she was the Chairman of the Board of Directors and Chief Executive Officer of the Federal Deposit Insurance Corporation from October 1994 to June 1997 and a partner at Gibson, Dunn & Crutcher prior thereto.

John E. Maupin, Jr., D.D.S.
Age — 55
Director since May 1999

         John E. Maupin, Jr., D.D.S. has been the President of Meharry Medical College since July 1994 and served as the Executive Vice President of Morehouse School of Medicine prior thereto. Dr. Maupin is a director of Pinnacle Financial Partners, Inc., Monarch Dental Corp. and VALIC Company I and VALIC Company II.

CLASS II – TERM WILL EXPIRE IN 2004

DeWitt Ezell, Jr.
Age — 63
Director since May 1999

         DeWitt Ezell, Jr. served as State President of Tennessee, BellSouth Corporation from January 1995 until his retirement on April 30, 1999. Mr. Ezell is a director of BlueCross BlueShield of Tennessee.

William V. Lapham
Age — 63
Director since May 1999

         William V. Lapham acted as Chief Financial Officer of Uptons Department Stores, a division of American Retail Group, from January 1999 to June 1999. Prior to that time, Mr. Lapham served as a partner at Ernst & Young LLP for 26 years until his retirement on September 30, 1998. He was a member of the Ernst & Young International Council until December 31, 1997. Mr. Lapham is a director of Renal Care Group, Inc. and Avado Brands, Inc.

Information Regarding the Board of Directors

         The Board of Directors held nine meetings during 2001, including regular and special meetings. Each incumbent director attended at least 75% of the meetings of the Board of Directors and committees thereof on which the director serves.

         The LifePoint Board of Directors has a three standing committees, an Audit and Compliance Committee, a Compensation Committee and a Nominating Committee.

         Audit and Compliance Committee. The Audit and Compliance Committee reviews and makes reports and recommendations to the Board of Directors with respect to the selection of our independent auditors, the arrangements for and the scope of the audits to be performed by them and our internal audit activities, accounting procedures and controls and reviews our annual consolidated financial statements pursuant to the Company’s Audit and Compliance Committee Charter. The committee also monitors adherence to our regulatory compliance program. The members of the Audit and Compliance Committee are Ms. Helfer, Dr. Maupin and Messrs. Evans, Ezell and Lapham, with Mr. Lapham serving as chair. The members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards). During 2001, the Audit and Compliance Committee held four meetings.

         Compensation Committee. The Compensation Committee is responsible for approving compensation arrangements for our executive management, reviewing compensation plans relating to officers, grants of options and other benefits under our employee benefit plans and reviewing generally our employee compensation policy. The members of the Compensation Committee are Ms. Helfer, Dr. Maupin and Messrs. Evans, Ezell and Lapham, with Mr. Ezell serving as chair. During 2001, the Compensation Committee held four meetings.

         Nominating Committee. The Nominating Committee was established in February 2002 to review the qualifications of future Board of Director members and to recommend nominations to the Board of Directors for election of directors at the Annual Meeting. The members of the Nominating Committee are Ms. Helfer, Dr. Maupin and Messrs. Evans, Ezell and Lapham, with Mr. Ezell serving as chair. The Nominating Committee will consider nominees recommended by a Stockholder if the procedures set forth under “Stockholder Nominations and Proposals” are followed by such Stockholder.

Compensation of Directors

         Directors who are employees of the Company receive no additional compensation for serving on the Company’s Board of Directors. In 2001, the annual retainer for outside directors who were neither officers nor employees of LifePoint was $18,000 and the board meeting fee was $1,500 per meeting. In addition to the annual retainer, Mr. Ezell received $20,000 in 2001 for his services as interim, non-executive Chairman of the Board following the death of James M. Fleetwood, Jr. Committee members received a fee of $1,000 per meeting payable only for attendance at committee meetings that were not held in conjunction with a meeting of the Board of Directors. The chairperson of each Committee received an additional $500 per meeting. Directors also are reimbursed for expenses incurred relating to attendance at meetings.

         Under the outside directors stock and incentive compensation plan, each non-employee director may elect to receive, in lieu of all or any portion, in multiples of 25%, of such director’s annual retainer, deferred stock units, the payout of which, at the election of the director, may be deferred for two years or until the end of such director’s term of office. The payment of deferred stock units will be made through the issuance of a stock certificate for a number of shares equal to the number of deferred stock units.

         Pursuant to the LifePoint Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan, each non-employee director receives an annual one-time grant of options, as of a date selected by the Board of Directors, to acquire shares of LifePoint Common Stock, exercisable at the fair market value of LifePoint Common Stock on the date of grant, for a number of shares determined by the Board of Directors. On May 15, 2001, Ms. Helfer, Dr. Maupin, Messrs. Evans, Ezell and Lapham received a one-time grant of options to acquire 2,500 shares of LifePoint Common Stock, exercisable at the fair market value of LifePoint Common Stock on the date of the grant. These one-time options were exercisable as to 833 of the shares covered by the option on the date of grant and will become exercisable as to 833 shares on May 15, 2002 and 834 shares on May 15, 2003.

         Each person who is a non-employee director on the day of the Annual Meeting of LifePoint’s Stockholders will be granted on a date to be selected by the LifePoint Board of Directors an option to acquire shares of LifePoint Common Stock, exercisable at the fair market value of LifePoint Common Stock on the date of grant, for a number of shares to be determined by the LifePoint Board of Directors. The annual options will become exercisable as to one-third of the shares covered by the option on the date of grant and each of the two next succeeding anniversaries of the date of grant. Upon the occurrence of a change in control of LifePoint, each outstanding option shall become fully and immediately exercisable.

The Board of Directors recommends that the Stockholders
vote FOR the election of both of the proposed
Class III nominees to the Board of Directors.

EMPLOYEE STOCK PURCHASE PLAN

(Proposal 2)

         Our Board of Directors adopted, subject to approval of the Stockholders, the LifePoint Hospitals, Inc. Employee Stock Purchase Plan (the “ESPP”), effective January 1, 2002. The following summary of the ESPP is qualified in its entirety by the text of the ESPP attached hereto as Appendix A.

         The ESPP will be approved upon the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting.

Description of the ESPP

         Summary. The ESPP is administered by the Compensation Committee of the Company’s Board of Directors and is intended to comply with Rule 16b-3 under the Securities and Exchange Act of 1934, as amended. A total of 100,000 shares of Common Stock are available for issuance under the ESPP. The ESPP will continue indefinitely until its shares are depleted or it is terminated by the Company’s Board of Directors. The ESPP can be amended by the Board of Directors, except that any amendment that increases the number of shares available for issuance or that changes the class of employees eligible to participate in the ESPP must be approved by the Stockholders of the Company within 12 months. The closing price of a share of Common Stock on the Nasdaq National Market on March 25, 2002 was $35.74.

         Purpose. The purpose of the ESPP is to allow employees of the Company and its subsidiaries to acquire an equity interest in the Company through the acquisition of Common Stock by payroll deductions.

         Eligibility. All employees of the Company are eligible to participate in the ESPP after three months of employment, except: (i) employees who are regularly scheduled to work less than 20 hours per week, (ii) employees who are regularly scheduled to work fewer than five months during the year and (iii) employees who own 5% or more of the voting power or the value of all classes of the Company’s capital stock. On January 1, 2002, approximately 7,236 employees were eligible to participate in the ESPP. No member of the Compensation Committee is eligible to participate.

         Awards. On January 1 and July 1 of each year (each a “Grant Date”), each eligible employee who elects to participate in the ESPP is granted an option to purchase shares of Common Stock six-months after the Grant Date (the “Exercise Date”). The purchase price is 85% of the market value of the stock on either the Grant Date or the Exercise Date, whichever is lower. This right is limited to the lesser of: (i) the number of shares that may be purchased with 10% of the eligible, participating employee’s compensation during the six-month period, or (ii) $25,000 per calendar year, based on the fair market value of the stock on each Grant Date.

         Exercise. Each eligible employee who elects to participate in the ESPP must pay the purchase price in advance through payroll deductions. Deductions are accumulated without interest. Any amounts remaining after deducting the purchase price on an Exercise Date will generally be refunded to the employee. No fees or commissions are charged to purchase stock under the ESPP. We receive the proceeds from the sale of stock under the ESPP. The ESPP does not hold any funds, security or property, and the ESPP does not provide for the creation of liens on an interest of any participating employee thereunder.

         Termination. An employee’s right to participate in the ESPP expires on termination of employment, unless termination is the result of death or disability. However, the participating employee or the personal representative of his estate may sooner terminate participation by giving written notice to the committee prior to the next Exercise Date. Any accumulated payroll deductions that remain after such termination will be refunded to the employee.

Federal Income Tax Consequences

         Generally, no taxable income will be recognized to a participating employee at either the Grant Date (i.e., the first day of the Payment Period) or Exercise Date (i.e., the last day of the Payment Period). The six-month periods, January 1 through June 30 and July 1 through December 31, are Payment Periods (we call each of these six month periods, “Payment Periods”) during which payroll deductions will be accumulated under the ESPP.

         If a participating employee disposes of shares two years or more after the beginning of the applicable Payment Period, then in the year of disposal ordinary income will be recognized in an amount equal to the lesser of: (a) the excess of the fair market value of shares on the date of disposition over the amount paid for such shares, or (b) 15% of the fair market value of the shares at the beginning of the Payment Period in which the shares were acquired.

         In addition, long-term capital gain or loss will be recognized in an amount equal to the difference between the amount realized upon the sale of the Common Stock and the basis in the Common Stock (i.e., purchase price plus the amount, if any, treated as ordinary income).

         If the shares are disposed of within two years of the beginning of the Payment Period, then in the year of disposal ordinary income will be recognized equal to the fair market value of the shares on the Exercise Date less the amount paid for the shares. In addition, capital gain or loss will be recognized in an amount equal to the difference between the amount realized upon the sale of the Common Stock and the basis in the stock (i.e., the purchase price plus the amount treated as ordinary income).

         If the two-year holding period is satisfied, the Company will not receive any deduction for federal income tax purposes with respect to the options or the shares issued to the participating employee. If the two-year holding period is not satisfied, the Company may be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participating employee.

The Board of Directors recommends that the Stockholders
vote FOR approval of the adoption of the
Company’s Employee Stock Purchase Plan.

AMENDMENT TO THE COMPANY’S 1998 LONG-TERM INCENTIVE PLAN

(Proposal 3)

         The Board of Directors adopted, subject to approval of the Stockholders, an amendment to the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan (the “Incentive Plan”). If approved, this amendment will increase by 2,500,000 shares the number of authorized shares of Common Stock available for issuance in accordance with the Incentive Plan. The following summary of the Incentive Plan is qualified in its entirety by the text of the Incentive Plan and the Amendment.

         The Amendment will become effective upon the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting.

General Description of Incentive Plan

         Summary. The Incentive Plan has been approved by the Stockholders and is administered by the Compensation Committee of the Board of Directors. 7,125,000 shares of Common Stock have been reserved for issuance under the Incentive Plan. Of this maximum number of shares, approximately 754,464 shares remain available for grant as of March 1, 2002, and 3,439,140 options to purchase shares of common stock were outstanding as of March 1, 2002. On the date of this proxy statement, the weighted average exercise price of these 3,439,140 options is approximately $19.33, and the weighted average term to expiration of these options is approximately 8 years. The closing price of a share of Common Stock on the Nasdaq National Market on March 25, 2002 was $35.74.

         Purpose. The purpose of the Incentive Plan is to advance the interests of the Company by encouraging and enabling acquisition of an equity interest in the Company by the largest number of employees reasonably practicable. Accordingly, the Company does not limit the grant of stock incentives to senior executives but rather provides stock incentives to a broad base of employees including corporate office personnel and hospital leaders. The Incentive Plan is intended to aid the Company in attracting and retaining exceptional employees and to stimulate the efforts of these employees.

         Types of Awards. Under the Incentive Plan, the Compensation Committee may grant “incentive stock options,” as defined in Section 422 of the Code and stock options that do not qualify as incentive stock options (so-called “nonqualified options”) and stock appreciation rights. Although it has never done so, the Compensation Committee may also grant under the Incentive Plan up to, but not more than, a combined, aggregate of 300,000 restricted stock awards, performance awards, phantom stock awards and dividend equivalent awards. Through the date of this proxy statement, the Compensation Committee has granted only nonqualified options under the Incentive Plan.

         Terms and Restrictions. The Incentive Plan specifically states that no award may be repriced or replaced through cancellation, without the approval of the Company’s Stockholders. The number of shares of Common Stock subject to an award, the identity of the grantee, the nature of the award, the vesting schedule and the exercise price of any award are determined by the Compensation Committee in its sole discretion and in accordance with the Incentive Plan. However, with respect to options granted under the Incentive Plan (whether incentive stock options or nonqualified options), the exercise price may not be less than the fair market value of Common Stock on the date of grant and the maximum term may not exceed ten years from the date of grant. In addition, any incentive stock options granted under the Incentive Plan to any 10% Stockholder must have an exercise price not less than 110% of fair market value on the date of grant and must have a maximum term not longer than five years from the date of the grant. Awards to any person under the Incentive Plan cannot exceed 700,000 shares of Common Stock in any calendar year.

         Exercise. In general, payment for stock purchased on the exercise of awards granted under the Incentive Plan must be made in full at the time the award is exercised. Cashless exercises and other similar arrangements approved by the Compensation Committee are permitted.

         Eligibility. All employees of the Company and its subsidiaries and, in the case of awards other than incentive stock options, any consultant or independent contractor providing services to the Company or a subsidiary, are eligible to be granted awards under the Incentive Plan. Eligibility with respect to any individual within these classes is determined from time-to-time in the sole discretion of the Compensation Committee.

         Adjustments. If any award under the Incentive Plan that is forfeited, cancelled or terminated for any reason without having been exercised in full, the shares of Common Stock not issued or transferred will then become available for additional grants. The number of shares available under the Incentive Plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization or other similar action.

         Other Plans. The Company has granted 74,332 shares of restricted stock under its Management Stock Purchase Plan and may grant at full value an additional 167,427 shares of restricted stock under such plan. The Company may also grant options at full value to purchase 104,834 shares of common stock under its Outside Director Stock and Incentive Compensation Plan.

         Plan Amendment. The Company’s Board of Directors may amend the Incentive Plan at any time. Stockholder approval is required, however, for any amendment that would change the classes of eligible persons, increase the number of shares of common stock reserved, allow the grant of options with an exercise price below fair market value, increase the limit on shares available for restricted stock, performance awards, phantom stock awards or dividend equivalent awards, or any modification to the Incentive Plan that would permit option repricing.

Description of Proposed Amendment

         The proposed Amendment to the Incentive Plan provides for an increase in the number of shares of Common Stock available for issuance under the Incentive Plan from 7,125,000 to 9,625,000. The full text of the amendment is attached as Appendix B.

         Approximately 754,464 shares of Common Stock remain available for grant as of March 1, 2002. Based on Company estimates, these shares will be exhausted prior to the Annual Meeting of the Company for the year ended December 31, 2002. The purpose of the Amendment is to increase the shares of Common Stock available under the Incentive Plan so that the Company can effectively use the Incentive Plan going forward.

Federal Income Tax Consequences

         Tax consequences to the Company and to individuals receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive option, a nonqualified option, SARs or restricted stock performance, phantom stock or dividend equivalent awards. An individual who exercises incentive stock options will not recognize income on exercise. However, the exercise of an incentive option does give rise to a preference under the alternative minimum tax rules. Provided that the participant holds the stock for at least two years after the incentive option is granted and one year after the date of exercise, the individual will be subject to capital gains tax on the difference between the price paid to exercise the incentive option and the fair market value of the Company stock at the time it is sold. However, if the stock is sold before the end of the holding period for incentive stock options, as described above, the sale is treated as a “disqualifying disposition” and the individual is taxed at ordinary income rates on the difference between the exercise price of the option and the fair market value of Company Common Stock at the time of sale.

         An individual will be taxed at the time he or she exercises a nonqualified option on the difference between the exercise price and the fair market value of Company stock at the time of exercise. This difference is taxed as ordinary compensation income. The individual’s tax basis in Company stock acquired through a nonqualified option is the exercise price plus the amount of taxable income that is recognized. Any subsequent gain or loss on the sale of Company stock acquired through a nonqualified option is subject to capital gains tax treatment. Reduced capital gains rates apply if the stock is held for at least twelve months after exercise. A further rate reduction is available if the stock is held for five years. Similar capital gains rules apply to a disqualifying disposition of stock acquired through an incentive option.

         The exercise of an SAR will result in ordinary income on the value of the SAR to the individual at the time of exercise. An individual will recognize ordinary income on the fair market value of the Company stock at the time shares of restricted stock become vested. Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and cash payments are made available under performance units or, if applicable, the performance shares become vested, based on the fair market value of Company stock at that time. Similarly, the value of cash or stock paid under phantom stock awards or dividend equivalent awards are taxable as ordinary income at the time payment is made by the Company. However, an individual may elect to be taxed at the time restricted stock or performance shares are granted under Section 83(b) of the Code.

         The Company is entitled to a tax deduction on the amount of ordinary income that the individual recognizes on the exercise of a nonqualified option or upon the disqualifying disposition of Company stock acquired through an incentive option. The Company does not obtain a tax deduction upon the grant of options or the exercise of an incentive option. The

Company generally is allowed to deduct from its taxable income an amount that corresponds to the ordinary income an individual recognizes with respect to options, SARs, restricted stock, performance shares, phantom stock awards or dividend equivalent awards at the same time the income is recognized by the individual.

         The Federal income tax consequences described in this section are based on U.S. laws and regulations in effect on March 25, 2002, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.

The Board of Directors recommends that the Stockholders
vote FOR approval of the proposed amendment to the
Company’s 1998 Long-Term Incentive Plan.

RATIFICATION OF INDEPENDENT AUDITORS

(Proposal 4)

         Upon the recommendation of the Audit and Compliance Committee, our Board of Directors has selected Ernst & Young LLP to be our independent auditors for fiscal 2002.

         Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. If the appointment of Ernst & Young LLP is not ratified by the Stockholders, the Board of Directors will reconsider the selection.

         It is anticipated that representatives of Ernst & Young LLP will attend the Annual Meeting and will have an opportunity to make a statement, if they determine to do so, and will be available to respond to questions at that time.

Audit Fees

         The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of LifePoint’s annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were approximately $619,200.

Financial Information Systems Design and Implementation Fees

         The Company did not pay any financial information systems design and implementation fees to Ernst & Young LLP during the fiscal year ended December 31, 2001.

All Other Fees

         The aggregate fees billed by Ernst & Young LLP for professional services rendered during the fiscal year ended December 31, 2001, other than as stated above under the caption Audit Fees, were approximately $282,500.

         The Audit and Compliance Committee has considered the services covered under the caption All Other Fees and has determined that such services are compatible with maintaining the independence of Ernst & Young LLP.

The Board of Directors recommends that the Stockholders vote FOR the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2002.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth certain information regarding beneficial ownership as of March 25, 2002 (unless otherwise indicated) by (i) each director, nominee for director and executive officer, (ii) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company and (iii) all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

	Number of	Percent of
Name of Beneficial Owner	Shares	Class

LifePoint Hospitals, Inc. Retirement Plan(1)	2,722,746	7%

FMR Corp. (2)	1,995,339	5

AIM Management Group, Inc.(3)	1,295,390	3

Kenneth C. Donahey(4)(5)	416,462	1

William F. Carpenter III(4)(5)	308,246	*

Daniel S. Slipkovich(4)(5)(6)	197,698	*

Neil D. Hemphill(4)(5)	190,629	*

William M. Gracey (4)(5)(7)	134,051	*

Roberto G. Pantoja(4)(5)	19,157	*

Todd J. Kerr(4)(5)	12,904	*

DeWitt Ezell, Jr.(4)(8)	12,244	*

William V. Lapham(4)(9)	10,084	*

Ricki Tigert Helfer(4)(8)	9,560	*

John E. Maupin, Jr., D.D.S.(4)(8)	8,727	*

Joné Law Koford(4)(5)	6,844	*

Michael J. Culotta	3,400	*

Richard H. Evans (4)(8)	3,222	*

All directors and executive officers as a group (14 persons) (4)(5)(6)(7)(8)(9)	1,333,228	3

*	Less than one percent.

(1)	The ownership for the Employee Stock Ownership Plan component of the LifePoint Hospitals, Inc. Retirement Plan is based on information contained in the Schedule 13G dated January 30, 2002, filed with the United States Securities and Exchange Commission. The address of the Plan is c/o U.S. Trust Company, National Association, 515 S. Flower Street, #2800, Los Angeles, California 90071.

(2)	The ownership given for FMR Corp. on behalf of itself and its wholly owned subsidiaries, Fidelity Management & Research Company, Fidelity Management Trust Company, Fidelity International Limited and Edward C. John, III and Abigail P. Johnson who have sole voting and dispositive power over certain shares due to their controlling interests in certain of the above subsidiaries is based on information contained in the Schedule 13G dated February 14, 2002, filed with the SEC. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02019.

(3)	The ownership given for AIM Management Group, Inc., on behalf of itself and its wholly owned subsidiaries, AIM Advisors, Inc. and AIM Capital Management, Inc. is based on information contained in the Schedule 13G dated February 5, 2002, filed with the SEC. The address of AIM is 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

(4)	Includes options that are exercisable within 60 days (Mr. Donahey, 260,112; Mr. Carpenter, 161,211; Mr. Slipkovich, 121,172; Mr. Hemphill, 120,192; Mr. Gracey, 59,747; Mr. Pantoja, 14,112; Mr. Kerr, 12,904; Mr. Ezell, 7,254; Mr. Lapham, 7,254; Ms. Helfer, 7,254; Dr. Maupin, 7,254; Ms. Koford, 6,666 and Mr. Evans, 2,655).

(5)	Includes shares indirectly owned through the Company’s retirement plan (Mr. Donahey, 1,103; Mr. Carpenter, 694; Mr. Slipkovich, 694; Mr. Hemphill, 1,085; Mr. Gracey, 1,101; Mr. Pantoja, 1,693; Mr. Kerr, 530 and Ms. Koford, 178). Share amounts are estimates based on unit accounting and based upon a December 31, 2001 value of $34.04 per share.

(6)	Includes 98 shares held by Mr. Slipkovich’s wife, as to which he disclaims beneficial ownership.

(7)	Includes options to purchase 292 shares held by Mr. Gracey’s wife, as to which he disclaims beneficial ownership.

(8)	Includes Deferred Stock Units payable in Common Stock, granted under our Outside Directors Stock and Incentive Compensation Plan (Mr. Ezell, 3,138; Ms. Helfer, 1,473; Dr. Maupin, 1,473 and Mr. Evans, 2,306).

(9)	Includes 1,250 shares held by Mr. Lapham’s wife and 280 shares held by Mr. Lapham’s child, as to which he disclaims beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than 10% of a registered class of the Company’s securities to file reports of ownership and changes in ownership with the SEC.

         Based solely on a review of copies of reports filed with the SEC and written representations from certain of the Company’s directors and executive officers that no other reports were required, the Company notes that Kenneth C. Donahey filed a report on Form 5 after inadvertently failing to report in a timely manner the sale of 65 shares of Common Stock on March 12, 2000 and the sale of 50 shares of Common Stock on September 29, 2000. William M. Gracey and Neil D. Hemphill filed reports on Form 5 after inadvertently failing to report in a timely manner the sale of 22 and 34 shares, respectively, of Common Stock on September 29, 2000. Mr. Donahey, Mr. Gracey and Mr. Hemphill, as former employees of HCA, participated in a management stock purchase plan and/or a performance equity plan that both consisted of restricted shares. Upon the vesting of shares in the plans for Mr. Donahey, Mr. Gracey and Mr. Hemphill, certain amounts of the vested shares are automatically sold to pay for taxes related to the vesting of such shares.

EXECUTIVE COMPENSATION

         The information under this heading relates to the compensation paid to each person who served as the Company’s Chief Executive Officer during the year and the four executive officers of LifePoint who were, based on such compensation, the most highly compensated executive officers for the year ended December 31, 2001 (hereinafter, collectively referred to as the “Named Executive Officers”).

Summary Compensation Table

					Long-Term
		Annual Compensation (1)			Compensation
					Securities
					Underlying	All Other
		Salary		Bonus	Options	Compensation
Name and Principal Position	Year	($)		($)	(#)	($)

James M. Fleetwood, Jr.	2001	$563,462	(2)	$250,000 (2)	—	—
Former Chairman and Chief	2000	313,274		192,500	80,000	$2,687	(3)
Executive Officer	1999	180,200	(4)	74,237	418,957	2,675	(3)

Kenneth C. Donahey	2001	$410,480		$471,900	145,000	$2,285	(3)
Chairman , Chief Executive Officer	2000	264,592		115,500	—	4,121	(3)
and President	1999	176,327	(4)	74,237	419,990	3,588	(3)

Michael J. Culotta	2001	$46,250	(5)		150,000	—
Senior Vice President and Chief	2000	—		$32,771	—	—
Financial Officer	1999	—		—	—	—

William F. Carpenter III	2001	$276,385		$187,550	40,000	$2,885
Senior Vice President, General	2000	234,677		103,840	—	2,687	(3)
Counsel and Secretary; Chief	1999	147,742	(4)	64,834	359,756	2,806	(3)
Development Officer

Daniel S. Slipkovich	2001	$274,269		$170,500	40,000	$2,285
Division President	2000	226,022		99,000	—	2,687	(3)
	1999	149,703	(4)	63,932	187,278	86,675	(7)

William M. Gracey	2001	$267,808		$179,075	40,000	$2,285
Division President	2000	225,724		99,000	—	4,121	(3)
	1999	149,826	(4)	65,433	187,288 (6)	3,418	(3)

(1)	Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for any Named Executive Officer.

(2)	Reflects $182,692 that Mr. Fleetwood received prior to his death on June 2, 2001 and $380,770 that Mr. Fleetwood’s estate received after his death pursuant to his employment agreement. Mr. Fleetwood’s estate received $250,000 as a bonus that Mr. Fleetwood earned in 2001.

(3)	Contributions made by the Company under the Company’s Retirement Plan.

(4)	The Company first became a separate, publicly-traded company effective May 11, 1999, the date of the distribution of all of the issued and outstanding Common Stock of LifePoint to the Stockholders of HCA. However, the Company assumed payroll obligations for LifePoint employees effective May 1, 1999. Accordingly, the compensation reported covers only the compensation of fiscal year 1999 beginning May 1, 1999. The Named Executive Officers did not earn any compensation from LifePoint prior to May 1, 1999, and the table does not include compensation paid by HCA prior to May 1, 1999.

(5)	Reflects amounts that Mr. Culotta received upon his employment with the Company on November 1, 2001 through December 31, 2001.

(6)	Includes options to purchase 416 shares originally granted by HCA to Mr. Gracey’s wife, as to which Mr. Gracey disclaims beneficial ownership.

(7)	Includes contributions of approximately $2,675 under the Company’s Retirement Plan and a one-time payment of $84,000 to compensate Mr. Slipkovich for a reduction in salary at the time of the distribution described in Note 4.

         The following table sets forth information concerning the stock options granted to the Named Executive Officers in 2001:

Option Grants in Last Fiscal Year

	Individual Grants

	Number of		Percent of			Potential Realizable Value
	Securities		Total			at Assumed
	Underlying		Options			Annual Rates of Stock
	Options		Granted to	Exercise of		Price Appreciation for
	Granted		Employees in	Base Price	Expiration	Option Term(1)
Name	(#)		Fiscal Year	($/Sh)	Date	5% ($)	10%($)

James M. Fleetwood, Jr.	—		—	—	—	—	—

Kenneth C. Donahey	45,000	(2)	3.93%	$37.125	02/09/2011	$1,050,647	$2,662,546
	100,000	(3)	8.73	46.19	08/28/2011	2,904,864	7,361,497

Michael J. Culotta	150,000	(4)	13.09	31.44	12/12/2011	2,965,867	7,516,090

William F. Carpenter III	40,000	(2)	3.49	37.125	02/09/2011	933,909	2,366,708

Daniel S. Slipkovich	40,000	(2)	3.49	37.125	02/09/2011	933,909	2,366,708

William M. Gracey	40,000	(2)	3.49	37.125	02/09/2011	933,909	2,366,708

(1)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term and based upon assumed rates of appreciation in the market price of the Common Stock of 5% and 10% compounded annually from the date of grant to the expiration date. Actual gains, if any, upon the exercise of stock options will depend on the future performance of the Common Stock and the date on which the options are exercised.

(2)	Options were granted pursuant to the 1998 Long-Term Incentive Plan and become exercisable in three (3) equal installments on February 11, 2002, February 11, 2003 and February 11, 2004.

(3)	Options were granted pursuant to the 1998 Long-Term Incentive Plan and become exercisable in three (3) equal installments on August 28, 2002, August 28, 2003 and August 28, 2004.

(4)	Options were granted pursuant to the 1998 Long-Term Incentive Plan and become exercisable in three (3) equal installments on December 12, 2002, December 12, 2003 and December 12, 2004.

         The following table provides certain information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

Aggregated Option Exercises in Last Year and Fiscal Year-End Option Values

				Number of Securities			Value of
				Underlying Unexercised			Unexercised In-the
				Options at Fiscal			Money Options at Fiscal
	Shares			Year-End(#)			Year-End($)(1)
	Acquired on		Value
Name	Exercise(#)		Realized ($)	Exercisable		Unexercisable	Exercisable	Unexercisable

James M. Fleetwood, Jr.	505,287	(2)	$13,181,368	44,469	(2)	—	$1,078,410	—

Kenneth C. Donahey	75	(5)	2,720	260,112		304,878	$5,744,421	$4,097,136

Michael J. Culotta	—		—	0		150,000	0	390,000

William F. Carpenter III	57,000		1,771,138	161,211		181,545	3,469,993	3,632,585

Daniel S. Slipkovich	35	(5)	1,326	121,172		106,106	2,523,026	1,862,748

William M. Gracey	58	(3)(5)	2,109	121,182	(4)	106,106	2,515,827	1,862,748

(1)	The closing price of our Common Stock on December 31, 2001 was $34.04. Value is calculated as the difference between the option exercise price and $34.04, multiplied by the shares of LifePoint Common Stock underlying the option.

(2)	Options exercised by Mr. Fleetwood’s estate during 2001. The estate of Mr. Fleetwood may exercise 44,469 options prior to June 2, 2002.

(3)	Includes eight shares sold by Mr. Gracey’s wife to pay taxes when shares vested pursuant to a management stock purchase plan and/or performance equity plan, as to which Mr. Gracey disclaims beneficial ownership.

(4)	Includes options to purchase 416 shares owned by Mr. Gracey’s wife, as to which Mr. Gracey disclaims beneficial ownership.

(5)	These shares were sold to pay taxes when shares vested pursuant to a management stock purchase plan and/or a performance equity plan.

Employment Agreement, Termination Of Employment Agreements and Change-in-Control Arrangements

         Employment Agreement of James M. Fleetwood, Jr.

                  LifePoint entered into an employment agreement with James M. Fleetwood, Jr., effective June 8, 2000 until his death in June 2001. This agreement provided that Mr. Fleetwood serve as Chief Executive Officer, a director and Chairman of the Board of Directors of LifePoint at an annual base salary of $350,000, subject to review at least annually. Pursuant to the employment agreement, Mr. Fleetwood received a bonus of $192,500 in 2000 (representing 55% of Mr. Fleetwood’s base salary in effect on December 31, 2000). Mr. Fleetwood exceeded his target bonus for 2000 which was established by the Compensation Committee at 50% of Mr. Fleetwood’s salary. Effective for calendar year 2001, the employment agreement provided that Mr. Fleetwood would have an opportunity to earn an annual target bonus equal to not more than 100% of his base salary, based on annual targets.

                  Mr. Fleetwood’s estate received certain payments in 2001 pursuant to his employment agreement which terminated following his death on June 2, 2001.

         Employment Agreement of Kenneth C. Donahey

                  LifePoint entered into an employment agreement with Kenneth C. Donahey, the Company’s Chairman of the Board of Directors and Chief Executive Officer, effective as of June 25, 2001. The employment agreement provides for a term of employment of three years with automatic one-year renewals absent notice of non-extension. This agreement also provides that Mr. Donahey will receive an annual base salary of $520,000, subject to review at least annually and will have an opportunity to earn an annual target bonus equal to not more than 100% of his base salary, based on annual targets.

                  If Mr. Donahey’s employment is involuntarily terminated without “cause” or if he resigns with “good reason,” each as defined in the employment agreement, Mr. Donahey will receive his earned but unpaid base salary, any earned but unpaid bonus for the calendar year that ended prior to termination, his benefit rights, payments for certain other accrued amounts and the costs of continued insurance coverage, continued monthly payments of his base salary from the date of termination until the second anniversary of such termination, and 75% of his base salary for each calendar year in which such termination occurs and for two years thereafter. Mr. Donahey is also entitled to certain payments if his employment is terminated for death or disability. Mr. Donahey is indemnified against any payment or benefit under the employment agreement that subjects Mr. Donahey to an excise tax under Section 4999 of the Internal Revenue Code.

         Certain Termination Arrangements

                  In July 1999, the Company established a severance policy for all of its full-time corporate employees, including the Named Executive Officers. The policy provides that if an employee is involuntarily terminated, except in certain specified circumstances, the employee is entitled to receive severance payments of up to one year’s base compensation. The amount of the payments is based on the employee’s compensation at the time of termination and the number of completed years of continuous employment.

Compensation Committee Interlocks and Insider Participation

                  The Compensation Committee of the Board of Directors during 2001 consisted of Ms. Helfer, Dr. Maupin and Messrs. Evans, Ezell and Lapham. None of the members of the Compensation Committee have at any time been an officer or employee of the Company nor have any of the members had any relationship with the Company requiring disclosure by the Company.

Executive Officers of the Company

                  The following list identifies the name, age and position(s) with the executive officers of the Company:

Name	Age	Position with LifePoint

Kenneth C. Donahey	51	Chairman, Chief Executive Officer and President

Michael J. Culotta	47	Senior Vice President and Chief Financial Officer

William F. Carpenter III	47	Senior Vice President, General Counsel and Secretary; Chief Development Officer

Daniel S. Slipkovich	44	Division President

William M. Gracey	48	Division President

Joné Law Koford	45	Division President

Neil D. Hemphill	48	Senior Vice President, Human Resources and Administration

Todd J. Kerr	39	Senior Vice President, Audit and Compliance

Roberto G. Pantoja	38	Vice President and Controller

                  The term of each executive officer runs until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The following is a biographical summary of the experience of the executive officers of the Company who are not members of the Company’s Board of Directors.

                  Kenneth C. Donahey. Mr. Donahey has been the Chairman, Chief Executive Officer and President of LifePoint since his appointment to those positions on June 25, 2001. Mr. Donahey served as an Executive Vice President and Chief Financial Officer of LifePoint from March 4, 2001 until June 25, 2001 and as Senior Vice President and Chief Financial Officer from May 11, 1999 until March 4, 2001. From November 5, 1998 until May 11, 1999, Mr. Donahey served as Senior Vice President and Chief Financial Officer of the America Group of HCA Inc. Mr. Donahey served as Senior Vice President and Controller of HCA from April 1995 through November 4, 1998 and as Senior Vice President and Controller of Healthtrust, Inc. – The Hospital Company prior thereto.

                  Michael J. Culotta. Mr. Culotta has been a Senior Vice President and Chief Financial Officer of LifePoint since November 1, 2001. From January 1, 1997 until October 31, 2001, Mr. Culotta served as a partner and the health care area industry leader for the southeast area at Ernst & Young LLP.

                  William F. Carpenter III. Mr. Carpenter has been a Senior Vice President, General Counsel and Secretary of LifePoint since May 11, 1999. Mr. Carpenter also serves as the Company’s Chief Development Officer. From November 16, 1998 until May 11, 1999, Mr. Carpenter served as General Counsel of the America Group of HCA. Mr. Carpenter served as a member of the law firm of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, through December 31, 1998.

                  Daniel S. Slipkovich. Mr. Slipkovich has been a Division President of LifePoint since May 11, 1999. From October 1998 until May 11, 1999, Mr. Slipkovich served as a Division President of the America Group of HCA. Mr. Slipkovich served as Chief Financial Officer of the America Group of HCA from January 1998 to October 1998; Chief Financial Officer and Vice President of the Florida Group of HCA from July 1996 to December 1997; Chief Financial Officer and Vice President of the North Florida Division of HCA from April 1995 to June 1996; and as Regional Assistant Vice President of Healthtrust, Inc. – The Hospital Company prior thereto.

                  William M. Gracey. Mr. Gracey has been a Division President of LifePoint since May 11, 1999. From July 1998 until May 11, 1999, Mr. Gracey served as a Division President of the America Group of HCA. Mr. Gracey served as President of Operations Support for the Atlantic Group of HCA from January 1998 through June 1998; Division President of HCA from September 1995 to December 1997; Chief Operating Officer of the Pacific Division of HCA from February 1995 to September 1995; and as Chief Executive Officer of other facilities of Hospital Corporation of America prior thereto.

                  Joné Law Koford. Ms. Koford has been a Division President of LifePoint since September 1, 2001. From May 1, 2001 until August 31, 2001, Ms. Koford served as Vice President of Development. Ms. Koford was Vice President in charge of contracting, professional services, marketing and sales at Altius Health Plans from October 1999 until January 2001. From October 1998 until August 2001, Ms. Koford was the Chairperson of Strategic Health Initiatives and served as its Chief Executive Officer from October 1998 until October 1999. Ms. Koford also served as Interim Chief Executive Officer at Castleview Hospital from June 1998 until October 1999. From October 1995 to June 1998, Ms. Koford was Regional Vice President of Arcon Healthcare, Inc.

                  Neil D. Hemphill. Mr. Hemphill has been a Senior Vice President, Human Resources and Administration of LifePoint since May 11, 1999. From September 1, 1998 until May 11, 1999, Mr. Hemphill served as Senior Vice President of Administration and Human Resources of the America Group of HCA. Mr. Hemphill served as Senior Vice President of Human Resources of HCA from February 1994 to September 1, 1998; and as Vice President of Human Resources of Columbia Healthcare Corporation prior thereto.

                  Todd J. Kerr. Mr. Kerr has been a Senior Vice President, Audit and Compliance of LifePoint since March 4, 2001. From May 11, 1999 until March 4, 2001, Mr. Kerr served as Vice President of Audit and Compliance of LifePoint. Mr. Kerr served as Director of

Compliance for HCA for April 1998 until May 1999. From January 1995 to April 1998, Mr. Kerr served as Senior Manager of Internal Audit at BlueCross BlueShield of Tennessee.

                  Roberto G. Pantoja. Mr. Pantoja has been a Vice President and the Controller of LifePoint since May 11, 1999. From January 1995 until May 1999, Mr. Pantoja served as the Director of Financial Reporting of HCA.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Decisions on compensation for the Company’s executives are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its affiliates. The Compensation Committee is responsible for approving compensation arrangements for executive management of the Company, reviewing compensation plans relating to officers, grants of options and other benefits under the Company’s employee benefit plans and reviewing generally the Company’s employee compensation policy. Pursuant to certain rules of the SEC designed to enhance disclosure of corporate policies toward executive compensation, set forth below is a report submitted by the Compensation Committee.

Compensation Philosophy and Policies of Executive Officers

         This report is submitted by the Compensation Committee pursuant to the rules adopted by the SEC which require disclosure with respect to compensation policies applicable to the Company’s executive officers (including the Named Executive Officers), and with respect to the basis for the compensation of James M. Fleetwood, Jr. and Kenneth C. Donahey as the Company’s Chief Executive Officers for 2001.

         The Committees’ general philosophy is that executive officer compensation should:

•	Promote Stockholder returns by linking compensation with an appropriate balance of near- and long-term objectives and strategies;

•	Be competitive within the Company’s industry and community; and

•	Attract, retain, motivate and reward individuals with the experience and skills necessary to promote the Company’s success.

         Consistent with these objectives, the Company adopted its current executive compensation programs. During 2001, the Committee again retained an executive compensation consultant to prepare a report that included a comprehensive analysis of total direct compensation and its individual components relative to competitive market data for certain of the Company’s executive officer positions. The Compensation Committee considered this report when making its compensation decisions regarding officers covered by the analysis.

Annual Compensation

         The Company’s executive compensation program consists of three basic elements: base salary, near-term incentives in the form of annual cash bonuses, and long-term incentives in the form of non-qualified stock options.

         Base Salaries. The base salaries of the Named Executive Officers are listed in the Summary Compensation Table found under “Executive Compensation” in this Proxy Statement. These salaries and the salaries of the other executive officers are evaluated annually. The Company believes that base salary ranges should reflect the competitive employment market for comparable positions in comparable organizations. Individual base salary levels are established based on these guidelines, considering any unique roles and responsibilities and/or the performance of the individual.

         Annual Incentives. Annual cash bonuses are intended to motivate executive officers to achieve pre-determined near-term financial and qualitative objectives consistent with the Company’s overall business strategies. These bonus opportunities were structured as potential cash awards under the Company’s Annual Cash Bonus Plan. Target award opportunities for the officers of the Company under the plan for 2001 range from 50% to 75% of their respective base salary levels. Actual incentive awards earned under the program can be higher or lower than targeted levels based on actual performance. For 2001, actual awards for officers ranged from 55% to 91%.

         Long-Term Incentives. The Company believes that the interests of executives should be aligned with the interests of Stockholders through the use of equity-based compensation. Accordingly, the Company makes periodic grants of stock options to key executives in order to align compensation opportunities with the creation of Stockholder value. In fiscal 2001, the Committee approved the grant of options to purchase 45,000 shares of Common Stock to Mr. Donahey upon his appointment as Executive Vice President and the grant of options to purchase 100,000 shares of Common Stock to Mr. Donahey upon his appointment as Chairman and Chief Executive Officer. The Committee further approved the following grants of options to purchase Common Stock to the following Named Executive Officers: 150,000 shares to Michael J. Culotta upon his election as the Company’s Chief Financial Officer; 40,000 shares to William F. Carpenter III; 40,000 shares to William M. Gracey; 25,000 shares to Neil D. Hemphill; 20,000 shares to Todd Kerr; 20,000 shares to Joné Law Koford upon her joining the Company as Vice President of Development and 70,000 additional shares upon her appointment as a Division Vice President; 12,500 shares to Roberto G. Pantoja; and 40,000 shares to Daniel S. Slipkovich.

Chief Executive Officer Compensation in 2001

         The compensation program for the Chief Executive Officer falls under the general compensation strategy, framework and guidelines established for all executive officers of the Company, with specific compensation levels and award opportunities established by the Compensation Committee and approved by the Board of Directors.

         As former Chairman and Chief Executive Officer of the Company, Mr. Fleetwood’s base salary for 2001 was set at $350,000, $182,692 of which he received prior to his death in June 2001. Mr. Fleetwood’s annual base salary was set under his 2001 employment agreement and he had the opportunity to earn an annual bonus of up to $341,250 for 2001.

         When Mr. Donahey was appointed the Company’s Chairman and Chief Executive Officer in June 2001, his base salary was set at $520,000. Mr. Donahey received $410,480 in base salary for the year 2001, which includes amounts payable prior to his appointment as Chairman and Chief Executive Officer, when he served as Chief Financial Officer. Mr. Donahey’s annual bonus for 2001 was $471,900.

         Soon after his appointment as Chairman and Chief Executive Officer, Mr. Donahey received a grant of options to purchase 100,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant. Details of the option grant can be found elsewhere in this proxy statement (See “Executive Compensation – Option Grants in Last Fiscal Year.”)

Internal Revenue Code Section 162(m)

         Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation beyond a statutorily defined amount that is paid to an executive officer named in the Summary Compensation Table in the proxy statement. However, compensation that is paid under a “performance based” plan, as defined in Section 162(m), is fully deductible without regard to the general Section 162(m) limit. The Compensation Committee has carefully considered the impact of Section 162(m) and its limitation on deductibility in determining and administering the Company’s compensation policies and plans. The Company has taken action to confirm certain of its compensation plans so that they qualify for an exception to the limitations of Section 162(m) and the Company may fully deduct compensation paid under these plans.

COMPENSATION COMMITTEE

DeWitt Ezell, Jr., Chairman Richard H. Evans Ricki Tigert Helfer William V. Lapham John E. Maupin, Jr., D.D.S.

AUDIT AND COMPLIANCE COMMITTEE REPORT

         The Audit and Compliance Committee of the Board of Directors of the Company consists entirely of directors who meet Nasdaq’s independence and experience requirements. The Committee has adopted, and the Board of Directors has approved, a charter outlining the practices followed by the Committee.

         In performing its functions, the Committee acts only in an oversight capacity. The Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports and implementing internal controls over financial reporting, and of the Company’s independent auditors, who are responsible for monitoring the effectiveness of the internal controls over financial reporting and who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

         The Committee recommended to the Board of Directors the engagement of Ernst & Young LLP as our independent auditors for fiscal year 2001. This recommendation was subsequently approved by the Board of Directors and was ratified by our Stockholders at our Annual Meeting held May 14, 2001.

         During the year 2001, at each of its meetings, the Committee met with the senior members of the Company’s financial management team, the Senior Vice President of Audit and Compliance, the Company’s General Counsel, and the independent auditors. The Committee had separate, private sessions at each of its meetings with the Company’s Senior Vice President, Audit and Compliance. The Committee also had two private meetings with the Company’s independent auditor. At these private meetings, candid discussions of financial management, accounting and internal control issues took place. In addition, the Committee took the following actions:

         •     Reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2001, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Regarding management’s accounting judgments, members of the Committee asked for management’s representations that the audited financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

         •     Discussed with Ernst & Young LLP their judgments as to the quality (rather than just the acceptability) of the Company’s accounting principles and such other matters as are required to be discussed under Statement on Auditing Standards No. 61, as amended or supplemented, relating to the conduct of the audit.

         •     Received the written disclosures and the letter from Ernst & Young LLP regarding the independence of Ernst & Young LLP as required by Independence Standards Board Standard No. 1, and discussed with Ernst & Young LLP its independence from the Company and its management.

         •     When evaluating the independence of Ernst & Young LLP, the Committee considered carefully, among other things, the former relationship between Ernst & Young LLP and each of Michael J. Culotta, the Company’s Senior Vice President and Chief Financial Officer, and William V. Lapham, the Chairman of the Committee and a Director of the Company. After significant and detailed discussion regarding these and other factors, including steps taken to preserve the ongoing independence of Ernst & Young LLP, and based upon the Committee’s understanding of the relevant facts and circumstances, the Committee concluded that Ernst & Young LLP is qualified to serve as the Company’s independent auditors.

         •     Considered the competence, quality of controls, and the national reputation of Ernst & Young LLP in addition to the competence of the individual auditors performing the Company’s audit from Ernst & Young LLP.

         In reliance on these reviews and discussions, and the report of Ernst & Young LLP, the Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

         The Committee also oversees the Company’s internal compliance efforts and is responsible for the review of matters related to the Company’s compliance program, its Corporate Integrity Agreement and compliance with federal healthcare program requirements.

         In performing its compliance-related functions during 2001, the Committee, among other things, met privately with the Company’s Senior Vice President, Audit and Compliance, reviewed and assessed the efforts of management to monitor the Company’s compliance with the Corporate Integrity Agreement and other requirements, met with the Company’s Senior Vice President and General Counsel to discuss legal and compliance matters, and requested and reviewed management reports regarding the Company’s compliance with the Corporate Integrity Agreement and other requirements.

AUDIT AND COMPLIANCE COMMITTEE

William V. Lapham, Chairman Richard H. Evans DeWitt Ezell, Jr. Ricki Tigert Helfer John E. Maupin, Jr., D.D.S.

COMPARATIVE PERFORMANCE GRAPH

         The following graph compares the percentage change of cumulative total Stockholder return on the Company’s Common Stock with (a) the performance of a broad equity market indicator, the Nasdaq Stock Market (U.S.) Index (the “Broad Index”) and (b) the performance of an industry index, the S & P Health Care (Hospital Management) Index (the “Industry Index”). The graph begins on May 11, 1999, the date on which the Company’s Common Stock first began trading on the Nasdaq National Market, and assumes the investment of $100 on such date in the Company’s Common Stock, the Broad Index and the Industry Index, and reinvestment of all dividends.

CERTAIN TRANSACTIONS

         LifePoint made loans to certain executive officers in connection with such officers’ initial purchases of LifePoint Common Stock under the LifePoint executive stock purchase plan as follows: Messrs. Donahey – $1,488,567; Carpenter – $1,488,567; Hemphill – $695,290; Gracey – $744,284 and Slipkovich – $744,284. The loans bear interest at rates ranging from 5.15% to 5.30%. As of March 31, 2002, amounts outstanding under the loans were as follows: Messrs. Donahey – $1,694,504; Carpenter – $1,694,504; Hemphill – $791,501; Gracey – $847,258 and Slipkovich – $847,258.

STOCKHOLDER NOMINATIONS AND PROPOSALS

         The Company’s by-laws provide that nominations of persons for election as directors (other than persons nominated by or at the direction of the Board of Directors) and proposals of business to be transacted by the Stockholders (other than proposals submitted by or at the direction of the Board of Directors) at an Annual Meeting of Stockholders may be made by any Stockholder of record who is entitled to vote and who provides proper notice. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing Stockholder and the nominee or the proposal, as the case may be, and must be delivered to the Secretary of the Company at the Company’s principal executive offices not less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders. If, however, the date of the Annual Meeting is advanced more than 30 days prior to or delayed more than 60 days after such anniversary date, notice by the Stockholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to such Annual Meeting or the tenth day following the day on which the public announcement of the date of such meeting is first made.

         In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 100 days prior to the first anniversary of the preceding year’s Annual Meeting, a Stockholder’s notice required by the Company’s by-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

         Nominations by Stockholders of persons for election to the Board of Directors may be made at a special meeting of Stockholders if the Stockholder’s notice required by the Company’s by-laws is delivered not later than the close of business on the later of 90 days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         If a Stockholder wishes to have a proposal considered for inclusion in the Company’s proxy materials for our next Annual Meeting of Stockholders, the proposal must comply with the SEC’s proxy rules, be stated in writing and be received by the Company on or before the close of business on December 12, 2002.

         Any proposals should be mailed to the Company at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, Attention: Secretary.

OTHER MATTERS

         The Board of Directors is not aware of any other matters to be brought before the Annual Meeting. If any other matters, however, are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

         Upon the written request of any holder of the Company’s Common Stock entitled to vote at the 2002 Annual Meeting of Stockholders, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the SEC. Requests should be directed to LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, Attention: Investor Relations.

By Order of the Board of Directors,

/s/ William F. Carpenter III

William F. Carpenter III Secretary

Appendix A

LifePoint Hospitals, Inc.

Employee Stock Purchase Plan

Preamble

         WHEREAS, LifePoint Hospitals, Inc. (the “Company”) desires to establish a plan through which employees of the Company and its affiliates may purchase from the Company shares of its common stock; and

         WHEREAS, the Company intends that the plan be an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code of 1986, and has designed the plan to conform to the provisions of Rule 16b-3 of the Exchange Act;

         NOW, THEREFORE, the Company hereby establishes the LifePoint Hospitals, Inc. Employee Stock Purchase Plan (the “Plan”), effective January 1, 2002, to provide an option to purchase the common stock of the Company to eligible employees, as described herein.

Article I.

Purpose of Plan

         The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of the Company’s common stock by present and future employees of the Company and its Affiliates.

Article II.

Definitions.

         2.1  Affiliate. A business entity that is:

(a)	controlled by the Company and is (i) a “parent corporation,” as defined in section 424(e) of the Code, (ii) a “subsidiary corporation,” as defined in section 424(f) of the Code, or (iii) a limited liability company or other entity whose employees are deemed to be employed by a “parent corporation” or “subsidiary corporation” because either (1) such entity is disregarded pursuant to Treasury Regulation §301.7701-2(a) or (2) such entity has elected to be taxed as a corporation under federal tax procedures; and

(b)	designated to be an Affiliate by the Company pursuant to Section 5.3.

         2.2  Agreement. An agreement between a Participant and the Company or an Affiliate through which the Participant elects to exercise the Options granted to him hereunder and authorizes payment of the Option exercise price.

         2.3  Board. The board of directors of the Company.

         2.4  Code. The Internal Revenue Code of 1986, as amended.

         2.5  Committee. The committee designated by the Board as the “compensation committee” or is otherwise designated by the Board to administer the Plan.

         2.6  Company. LifePoint Hospitals, Inc. and its successors and assigns.

         2.7  Compensation. An employee’s regular salary earned during an Exercise Period from employment with the Company or one of its Affiliates. Compensation shall not include overtime pay, bonuses, commissions and amounts subject to taxation under section 83 of the Code. Compensation shall include amounts elected under a salary reduction agreement pursuant to a plan described in section 125 of the Code or a deferred compensation plan, and amounts excluded from taxable income under section 402(g) of the Code.

         2.8  Eligible Employee. An employee of the Company or an Affiliate, except for the following:

(a)	An employee who has been employed by the Company or Affiliate for less than three months.

(b)	An employee whose customary employment is 20 hours or less per week.

(c)	An employee whose customary employment is for five months or less in a calendar year.

(d)	An employee who would own more than 5% of the total combined voting power of all classes of stock of the Company or an Affiliate at the time such employee would be granted an Option. For the purpose of determining if an employee owns more than 5% of such stock, he shall be deemed to own (i) any stock owned (directly or indirectly) by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors or lineal descendants, (ii) any stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary in proportion to his interest in such corporation, partnership, estate or trust, and (iii) any stock the individual may purchase under an outstanding stock option.

         2.9  Exchange Act. The Securities Exchange Act of 1934, as amended.

         2.10  Exercise Date. The last day of an Exercise Period.

         2.11  Exercise Period. The six-month period during which an Eligible Employee may elect to exercise an Option and make payment through payroll deduction, pursuant to Article 3. Each Exercise Period shall begin with each successive Grant Date and expire on the Exercise Date that is in the six-month period that includes such Grant Date.

         2.12  Fair Market Value. On any given date, Fair Market Value shall be the applicable description below (unless, where appropriate, the Committee determines in good faith the fair market value of the Stock to be otherwise):

(a)	If the Stock is traded on a trading exchange (e.g., the New York Stock Exchange) or is reported on the Nasdaq National Market System or another Nasdaq automated quotation system or the OTC Bulletin Board System, Fair Market Value shall be determined by reference to the price of the Stock on such exchange or system with respect to the date for which Fair Market Value is being determined.

(b)	If the Stock is not traded on a recognized exchange or automated trading system, Fair Market Value shall be the value determined in good faith by the Committee or the Board.

         2.13  Grant Date. The first Grant Date shall be January 1, 2002. Thereafter, a new Grant Date shall occur each succeeding July 1st and January 1st.

         2.14  Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the exercise price specified in Article III.

         2.15  Participant. An Eligible Employee who has elected to exercise an Option and participate in the Plan in accordance with Article 3.

         2.16  Payroll Account. A bookkeeping account to which is added the amounts withheld on behalf of each Participant under regular payroll deductions authorized by Participants hereunder, and reduced by amounts due to the Company to pay the exercise price of Options exercised hereunder.

         2.17  Plan. The LifePoint Hospitals, Inc. Employee Stock Purchase Plan.

         2.18  Stock. The common stock of the Company.

Article III.

Grant And Exercise Of Options.

         3.1  General Conditions. On each Grant Date, each employee who is an Eligible Employee on such date shall, without further action of the Committee, be granted an Option to purchase a number of whole shares Stock that, in the aggregate, have an exercise price (described in Section 3.1(a)) that is not more than 10% of his Compensation during the Exercise Period; provided further that no Eligible Employee may be granted an Option which permits his rights to purchase Stock under the Plan and all other employee stock purchase plans (described in section 423(b) of the Code) of the Company and its Affiliates to accrue at a rate that exceeds $25,000 of Fair Market Value of such Stock (determined on the date that the Option is granted) for each calendar year in which such Option is outstanding at any time. Each Option grant is subject to the following terms and conditions:

(a)	The exercise price of each Option shall be 85% of Fair Market Value of each share of Stock that is subject to the Option, based on the Stock’s Fair Market Value that is determined on the Grant Date or, if less, on the Exercise Date.

(b)	Each Option, or portion thereof, that is not exercised during an Exercise Period shall expire at the end of the Exercise Period in which the Option was granted, unless it expires sooner pursuant to Section 3.1(c).

(c)	Each Option that has not yet expired pursuant to Section 3.1(b) shall expire on the date that the Eligible Employee terminates employment with the Company and all of its Affiliates or revokes his election pursuant to Section 3.9; provided, however, if termination is due to the death or disability (as determined by the Committee) of the Eligible Employee, the Option will not expire unless the Participant (or his personal representative) elects to revoke his election pursuant to Section 3.9.

(d)	A right to purchase Stock which has accrued under one Option granted hereunder may not be carried over to any other Option.

(e)	Each Participant must utilize the securities brokerage firm selected by the Company or the Committee for holding shares of Stock purchased hereunder and for transacting all dispositions of such Stock. By electing to exercise an Option granted hereunder, an Eligible Employee expressly consents to the administrative arrangement established by the Company or Committee with such securities brokerage firm.

         3.2  Right to Exercise. An Option shall be exercisable on the last day of the Exercise Period that includes the Grant Date on which the Option was granted. An Eligible Employee must exercise an Option while he is an employee of the Company or an Affiliate or within the periods that are specified herein after termination of employment.

         3.3  Method of Exercise. To exercise an Option, an Eligible Employee shall execute an Agreement in the form and manner prescribed by the Committee, and shall pay the exercise price in the manner described in Section 3.4.

         3.4  Payment of Exercise Price. An Eligible Employee who desires to exercise an Option must timely execute an Agreement in the form and manner prescribed by the Committee prior to the applicable Exercise Period. The Agreement shall provide for authorization of deductions from the Eligible Employee’s regular payroll that is credited to a Payroll Account. Amounts credited to a Participant’s Payroll Account shall be accumulated and reserved for payment of the exercise price of Options granted hereunder.

(a)	An Agreement to begin participation in the Plan must be executed by the Participant within the time prescribed by the Committee prior to the Exercise Period for which it is to be effective. If the Agreement is not timely executed, it shall take effect upon the next following Exercise Period. An Agreement to participate may be modified at any time prior to the applicable Exercise Period.

(b)	Except for a revocation described in Section 3.9, a Participant may not modify his election to participate in the Plan during an Exercise Period for which the election is effective. Otherwise, any modification must be made by timely providing the Committee written notice in the form prescribed by the

Committee. Such modification shall be effective for the first Exercise Period administratively feasible following such written notice or, if later, the date specified in the notice.

(c)	Each Participant’s election specified under an Agreement shall remain in effect (as last modified) for successive Exercise Periods until modified or revoked by the Participant in accordance with this Article III.

         3.5  Issuance of Stock. The Company shall issue whole shares of Stock to a Participant, unless the Participant timely revoked an election to exercise the Option pursuant to Section 3.9, as follows:

(a)	The Company shall determine the number of whole shares of Stock to be issued to each Participant for each Exercise Period by dividing the balance of such Participant’s Payroll Account by the applicable exercise price of the Option.

(b)	The Company shall deduct from a Participant’s Payroll Account the amount necessary to purchase the greatest number of whole shares of Stock that can be acquired under the applicable Option.

(c)	Any amounts remaining in the Payroll Account after deducting the exercise price for whole shares of Stock shall be refunded to the Participant as soon as administratively feasible following the Exercise Date.

(d)	A Participant who has made contributions to a Payroll Account and has revoked his election to exercise an Option under the terms of Section 3.9 may obtain a refund of the amounts held in his Payroll Account by requesting such payment in the time and manner specified by the Committee. A Participant who has terminated employment shall be paid any amounts remaining in his Payroll Account after the expiration of all Options hereunder.

         3.6  Nontransferability. Any Option granted under this Plan shall not be transferable except by will or by the laws of descent and distribution. Only the Participant to whom an Option is granted may exercise such Option, unless he is deceased. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.

         3.7  Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to his Option prior to the time that such Option is exercised.

         3.8  Issuance and Delivery of Shares. Shares of Stock issued pursuant to the exercise of Options hereunder shall be delivered to the brokerage firm selected by the Committee to be held on account for each Participant as soon as administratively feasible after a Participant exercises an Option hereunder and executes any applicable shareholder agreement that the Company requires at the time of exercise.

         3.9  Revocation of Election. A Participant may revoke the election to exercise an Option by giving written notification of such revocation to the Committee in a timely manner prior to the end of the applicable Exercise Period. After revocation, the Participant may not thereafter commence participation until the following Grant Date.

Article IV.

Stock Subject To Plan.

         4.1  Source of Shares. Upon the exercise of an Option, the Company shall deliver to the Participant authorized but unissued shares of Stock or shares of Stock held in treasury.

         4.2  Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the exercise of Options is 100,000, subject to increases and adjustments as provided in Article 6.

         4.3  Forfeitures. If an Option is terminated, in whole or in part, the number of shares of Stock allocated to such Option or portion thereof may be reallocated to other Options to be granted under this Plan.

Article V.

Administration Of The Plan.

         5.1  General Authority. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. The Company shall bear all expenses of Plan administration. The Committee or its delegate has full and absolute discretionary authority to make determinations regarding Options hereunder. Any such determinations shall be conclusive and binding on all persons. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete discretionary authority to:

(a)	Interpret and construe all provisions of this Plan;

(b)	Prescribe the form of any Agreement and notice and manner for executing or giving the same;

(c)	Adopt, amend, and rescind rules for Plan administration; and

(d)	Make all determinations it deems advisable for the administration of this Plan.

         5.2  Persons Subject to Section 16(b). Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are members of the Committee subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

         5.3  Designation of Affiliates. The Company may from time to time designate an entity it controls to be a participating entity in the Plan in a manner that is consistent with Treasury Regulation § 1.423-2(c)(4). Each entity that is so designated shall be an Affiliate for purposes of this Plan. Such designation shall be evidenced by the express inclusion of the entity as an Affiliate within Section 2.1, the intentional act of the Company or the Committee to communicate in writing the grant of Options hereunder to employees of an entity, or such other written document that is intended to evidence such designation. The Company or Committee may rescind the designation of an entity as an Affiliate by adopting a writing that is intended to evidence such rescission.

Article VI.

Adjustment Upon Corporate Changes.

         6.1  Adjustments to Shares. The maximum number and kind of shares of stock with respect to which Options hereunder may be granted and which are the subject of outstanding Options shall be adjusted by way of increase or decrease as the Committee determines (in its sole discretion) to be appropriate, in the event that:

(a)	the Company or an Affiliate effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

(b)	the Company or an Affiliate engages in a transaction to which section 424 of the Code applies; or

(c)	there occurs any other event which in the judgment of the Committee necessitates such action.

Provided, however, that if an event described in paragraph (a) or (b) occurs, the Committee shall make adjustments to the limits on Options and on the award of Options specified hereunder that are proportionate to the modifications of the Stock that are on account of such corporate changes.

         6.2  Substitution of Options on Merger or Acquisition. The Committee may grant Options in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Options shall be determined by the Committee in its sole discretion, subject only to the limitations of Article 4.

         6.3  No Preemptive Rights. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.

         6.4  Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Option. The Company will return to each Participant’s Payroll Account any amount tendered in the exercise of an Option remaining after the maximum number of whole shares have been purchased.

Article VII.

Legal Compliance Conditions.

         7.1  General. No Option shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal and state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all national securities exchanges or self-regulatory organizations on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. No Option shall be exercisable, no Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

         7.2  Stock Holding Periods. In order for tax treatment under section 421(a) of the Code to apply to Stock acquired hereunder, the Participant is generally required to hold such shares of Stock for two years after the Grant Date of an Option through which shares of Stock were acquired and for one year after the transfer of Stock to the Participant. A person holding Stock acquired hereunder who disposes of shares prior to the expiration of such holding periods shall notify the Company of such disposition in writing.

         7.3  Stock Legends. Any certificate issued to evidence shares of Stock for which an Option is exercised may bear such legends and statements as the Company or Committee may deem advisable to assure compliance with federal and state laws and regulations. Such legends and statements may include, but are not limited to, restrictions on transfer prior to the expiration of the holding periods described in Section 7.2.

         7.4  Representations by Participants. As a condition to the exercise of an Option, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with the federal and state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of options or stock hereunder.

Article VIII.

General Provisions.

         8.1  Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

         8.2  Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         8.3  Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         8.4  Governing Law. The internal laws of the State of Tennessee shall apply to all matters arising under this Plan, to the extent that federal law does not apply.

         8.5  Compliance With Section 16 of the Exchange Act. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

         8.6  Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Option is not valid with respect to such Option without the Participant’s consent, except as necessary for Options to maintain qualification under the Code; and provided further that, to the extent that such approval is required for compliance with Rule 16b-3 of the Exchange Act, the provisions of the Plan relating to the number of shares granted to persons subject to section 16(b) of the Exchange Act, the timing of such grants and the determination of the exercise price shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. Provided further that the shareholders of the Company must, within 12 months before of after the adoption thereof, approve any amendment that increases the number of shares of Stock in the aggregate which may be issued pursuant to Options granted under the Plan.

         8.7  Effective Date of Plan. This Plan shall be effective and Options may be granted under this Plan on January 1, 2002, provided that no Option will be effective or exercisable unless and until this Plan is approved by shareholders of the Company in a manner that satisfies Treasury Regulation § 1.423-2 within 12 months of the date that the Board took action to adopt the Plan. All Options granted under the Plan will become void immediately following the 12-month anniversary of the date the Board adopted the Plan if such approval by shareholders has not yet been obtained.

         IN WITNESS WHEREOF, the undersigned officer has executed this Plan on this the          day of                         , 2002.

LIFEPOINT HOSPITALS, INC.

By:

Its:

Appendix B

THIRD AMENDMENT TO THE LIFEPOINT HOSPITALS, INC.

1998 LONG-TERM INCENTIVE PLAN

         The LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan (the “Plan”) is hereby amended as follows:

         The provisions of Section 3.1 are hereby deleted in their entirety and the following provisions are inserted in their place:

3.1 Number of Shares. Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 9,625,000 shares of Common Stock; provided, however, that no more than 300,000 of such shares of Common Stock may be issued pursuant to Restricted Stock Awards, Performance Awards, Phantom Stock Awards and Dividend Equivalent Awards in the aggregate. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or issued shares that have been reacquired by the Corporation. To the extent that any Award payable in common stock is forfeited, cancelled, returned to the Corporation for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.

         Except as otherwise set forth herein, all other terms and provisions of the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Board has duly executed and delivered this Third Amendment to the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan as of the          day of                         , 2002.

LIFEPOINT HOSPITALS, INC.

By:

B-1

LIFEPOINT HOSPITALS, INC.

ANNUAL MEETING OF STOCKHOLDERS
May 14, 2002

         The undersigned hereby authorizes and appoints Michael J. Culotta and William F. Carpenter III, or either of them, with power of substitution, as proxies to vote all stock of LifePoint Hospitals, Inc. (the “Company”) owned by the undersigned at the Annual Meeting of Stockholders to be held at the Nashville City Center, 511 Union Street, 25th Floor, Nashville, Tennessee, at 10:00 a.m., local time, on May 14, 2002, and any adjournment thereof, on the following matters as indicated below and such other business as may properly come before the meeting:

1.	FOR the election as director of both nominees listed: Kenneth C. Donahey and Richard H. Evans (except as marked to the contrary below).

WITHHOLD AUTHORITY to vote for both nominees listed: Kenneth C. Donahey and Richard H. Evans.

INSTRUCTION: To withhold authority to vote for an individual nominee, write his or her name in the space provided below:

2.	Approval of the Company’s Employee Stock Purchase Plan.

FOR	AGAINST	ABSTAIN

3.	Approval of the proposed amendment to the Company’s 1998 Long-Term Incentive Plan to increase from 7,125,000 to 9,625,000 the number of shares of Common Stock authorized thereunder.

FOR	AGAINST	ABSTAIN

4.	Ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for 2002.

FOR	AGAINST	ABSTAIN

         In their discretion, the proxies named above may vote upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

         This Proxy is solicited on behalf of the Company’s Board of Directors.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder. A vote against any of the proposals will not count as a vote for adjournment of the Annual Meeting. If no direction is made, this proxy will be voted (i) FOR the election of both nominees as Class III directors of the Company, (ii) FOR the approval of the Company’s Employee Stock Purchase Plan, (iii) FOR the approval of the proposed amendment to the Company’s 1998 Long-Term Incentive Plan, and (iv) FOR ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for 2002.

Dated:	, 2002.

Signature of Stockholder

Signature if held jointly

Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE mark, sign, date and return the Proxy Card promptly using the enclosed envelope.